UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2015

GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2015,  Gentherm Incorporated (the “Company”), entered into an Executive Relocation and Employment Agreement (the “Employment Agreement”) with Frithjof Oldorff (“Oldorff”), pursuant to which Oldorff will continue to serve as President of the Automotive Business Unit of the Company, but will relocate to the United States from Germany.  As of such date, the Service Agreement between Oldorff and Gentherm GmbH (the “German Subsidiary”), a wholly-owned subsidiary of the Company, pursuant to which Oldorff was employed as a managing director of the Germany Subsidiary, was terminated.

The Employment Agreement provides for (A) a three-year term, (B) an annual base salary of $425,000, subject to periodic review and increase; (C) eligibility for bonus compensation at the discretion of the Board, with a target bonus of 50% of annual base salary; (D) eligibility for equity compensation at the discretion of the Board, generally on the same terms and conditions as other senior executive officers (although the award size can vary); (E) other ancillary benefits, including benefits under the Company’s welfare benefit programs generally as provided to other senior executive officers and use of a Company-owned car; (F) continuing ancillary benefits applicable to German executives or German expatriates, including minimum contributions to maintain eligibility for the statutorily required pension and health insurances and life insurance programs, and specified airfare for personal travel; (G) housing expenses and relocation expenses, each as approved by the Company’s chief executive officer, and (H) an income tax gross-up, such that Oldorff will pay the income taxes that he would have paid had he been an employee of the German Subsidiary and residing in Germany, and the Company will reimburse Oldorff for the income tax amounts payable in excess thereof.

In the event of any termination of the Employment Agreement, Oldorff shall be entitled to specified repatriation benefits in addition to ordinary course severance obligations for earned but not paid compensation and vested benefits.  In addition, in the event of any termination of the Employment Agreement other than a Termination for Cause (as defined therein) or a resignation by Oldroff, Oldroff shall be entitled to severance under the Company’s severance policy in effect at the time of termination of the Employment Period, subject to the his execution and delivery of a release agreement in favor of the Company and its officers, directors, affiliates, and representatives.

The Executive Relocation and Employment Agreement is attached hereto as Exhibit 10.1 and the above description of the material terms of such document is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Executive Relocation and Employment Agreement, dated August 1, 2015, by and between Gentherm Incorporated and Frithjof Oldorff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

	By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel
Date: August 3, 2015

Exhibit Index

Exhibit No.	Description

10.1	Executive Relocation and Employment Agreement, dated August 1, 2015, by and between Gentherm Incorporated and Frithjof Oldorff

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